Exhibit 10.19
WASTE SERVICES, INC.
2007 Equity and Performance Incentive Plan
STOCK OPTION AGREEMENT
          THIS STOCK OPTION AGREEMENT (the “Agreement”), dated as of [ ], 2008 (the “Date of Grant”), is made by and between Waste Services, Inc. (the “Company”), and [insert name] (the “Participant”).
R E C I T A L S:
          WHEREAS, the Company has adopted the 2007 Equity and Performance Incentive Plan (the “Plan”), pursuant to which options may be granted to purchase shares of the Company’s Common Stock; and
          WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant to the Participant a Stock Option to purchase the number of shares of the Company’s Common Stock set forth herein.
          NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
          1. Grant of Option.
          The Company hereby grants to the Participant on the Date of Grant an option (the “Option”) to purchase [ insert number of options] shares of Common Stock (such shares of Common Stock, the “Option Shares”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
          2. Incorporation by Reference, Etc.
          The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

          3. Terms and Conditions.
          (a) Vesting. Subject to the Participant’s continued service with the Company and its Affiliates on each applicable vesting date, the Option shall vest and thereby become exercisable with respect to one-third of the Option Shares on each of [ ] , 20[ ], [ ] , 20[ ] and [ ] , 20[].
          (b) Option Price. The price at which the Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option shall be $[ ] per Option Share.
          (c) Expiration Date. Subject to Section 3(e) hereof, the Option shall expire at the end of the period commencing on the Date of Grant and ending at 11:59 p.m. Eastern Standard Time on [ ], 20[ ] (the “Option Period”).
          (d) Exercisability of the Option.
               (i) The Option may be exercised only by written notice, which notice shall either be delivered in person, by mail or by electronic means and shall be accompanied by payment therefor. The purchase price of the Option Shares shall be paid by the Participant to the Company (A) (1) in cash (by check or wire transfer) or (2) by means of a broker-assisted “cashless exercise” program; or (B) by such other method as the Committee may permit in its sole discretion, including without limitation: (1) by a “net exercise” method. Notwithstanding the foregoing, in no event shall the Participant be permitted to exercise the Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, as amended, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.
          (e) Effect of Termination of Service on the Option.
               (i) Termination of Employment by Reason of Physical or Mental Disability, Retirement or Death. If the Participant’s employment with the Company or any of its subsidiaries terminated during the Option Period by reason of the Participant’s physical or mental disability, death or retirement (the Committee having made a specific determination that such termination should be treated as retirement for purposes of the Plan) on or prior to the expiry date of the Option, while engaged as an employee of the Company or any of its subsidiaries, the Option may be exercised by the Participant (or if the Participant shall be disabled or deceased, the legal representative(s) of the Participant) at any time up to and including one year following such physical or mental disability, retirement or death for up to the full amount of the then vested Option Shares. Notwithstanding the foregoing, if the Participant’s employment is terminated on account of a reason specified in this Section 3(e)(i), any Option Shares that remain unvested on the effective date of such termination that would vest on the next vesting date shall vest on that vesting date and any other unvested Option Shares shall immediately expire. The Option shall expire and terminate at the earlier of (i) the end of such one year period from the effective date of termination or (ii) the end of the Term. For greater certainty, during the period that the Participant is deemed to be an employee of the Company or any of its subsidiaries pursuant to any medical or disability plan of the Company or any of its subsidiaries, such Participant shall also be deemed to be an employee for the purposes of the Plan, and the one year period of continued exercisability provided in this Section 3(e)(i) shall commence upon the termination of all actual and deemed employment by the Company or any of its subsidiaries; provided that any such period of deemed employment and any such period of continued exercisability shall terminate no later than the end of the Option Period.
               (ii) Other Termination of Employment. If the Participant’s employment with the Company or any of its subsidiaries shall terminate during the Option Period for any reason other than those described in Section 3(e)(i), the Option (to the extent vested and exercisable on the date of such termination of employment) may be exercised at any time within ninety (90) days after such termination (but not beyond the expiration of the Option Period). The Option, to the extent not then vested and exercisable, shall immediately expire upon such termination of employment. For purposes of the grant hereunder, any transfer of employment by the Participant among the Company and any of its subsidiaries shall not be considered a termination of employment with the Company or any of its subsidiaries.
               (iii) Change in Control. Notwithstanding any other provision hereof, immediately prior to the occurrence of any Change in Control of the Company, the Option shall become fully vested and exercisable. The phrase “immediately prior to” in the immediately preceding sentence shall mean sufficiently in advance of the Change in Control to permit the Participant to take all steps reasonably necessary to exercise the Option fully and to deal with the Optioned Shares so that the Optioned Shares shall be treated in the same manner in connection with the Change in Control as the shares of stock of other shareholders.
          (f) Compliance with Legal Requirements. The granting and exercise of the Option, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Option Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in compliance with applicable laws, rules and regulations.
          (g) Transferability. The Option shall not be transferable by the Participant other than by will or the laws of descent and distribution or as otherwise permitted by the Committee.
          (h) Rights as Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option unless,

until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares, and (iii) the Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.
          (i) Taxes. Unless the Committee permits or requires such withholding obligation to be satisfied by another method described in the Plan, the Participant shall be required to pay the Company, and the Company (or any Affiliate) shall have the right to withhold from any Option Shares to be delivered to the Participant, the amount of any federal, state or local withholding taxes required to be withheld, if any, upon the exercise of such Option.
          4. Non-Competition / Confidentiality. As a condition to and in consideration of the grant of the Option by the Company, the receipt and sufficiency of which consideration is hereby acknowledged, the Participant agrees:
          (a) Except as required in the ordinary course of his employment by the Company or one of its affiliates, the Participant will not (either during the continuance of his employment by the Company or one of its affiliates, or at any time thereafter) disclose to any third party other than as authorized by the Company, the private affairs or any confidential information of the Company or its affiliates, including, but not limited to, non-public know-how regarding operating procedures and processes, financial results or projections, budgets, customer files, customer lists, information regarding acquired or potential targets for acquisition, internal communications and costing procedures or cost amounts to any person, and all such information, either in electronic, printed or verbal form.
          (b) During the continuance of his employment by the Company or one of its affiliates, and for a period of two (2) years following the termination of his employment with the Company or any affiliate for any reason whatsoever, including, but not limited to, by reason of the voluntary resignation of employment by the Participant, the Participant will not:
               (i) within the geographic area serviced by any location of the Company or any affiliate for which the Participant primarily performed duties during the last twelve (12) months of his employment, directly or indirectly, in any manner whatsoever, found, work for, consult for or assist in any way, whether in a paid or unpaid capacity, any person or entity which provides or offers to provide goods and/or services which are competitive with the goods and/or services provided by the Company or an affiliate from such location. For greater certainty, a person or entity which provides goods and/or services which are competitive with those provided by the Company is one which provides or offers to provide collection and transportation for disposal and/or recycling and/or processing of solid, non-hazardous waste materials and/or portable toilet supply;
               (ii) solicit, interfere with or endeavor to entice way from the Company or any affiliate, any customer, client or any person, firm or corporation in the habit of dealing with the Company or any affiliate in the last twelve (12) months of the Participant’s employment.
In the event that any of the provisions of this Section 4 conflict with the provisions of any confidentiality and/or non-competition covenant given by the Participant in favor of the Company or any affiliate pursuant to an employment agreement entered into by the Participant and the Company or any affiliate either prior to or at any time after the date of execution of this Agreement, then the confidentiality and/or non-competition provisions contained in such employment agreement as in effect at the applicable time shall apply and govern and the Participant’s acknowledgement, by the execution of this Agreement, that he is bound by the provisions of the confidentiality and/or non-competition provisions of such employment agreement is a condition to and consideration for the grant of the Option by the Company.
          5. Miscellaneous.
          (a) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery or by such other electronic means as may be approved by the Company:
if to the Company:
Waste Services, Inc.
1122 International Blvd.
Suite 601
Burlington, Ontario L7L 6Z8
Facsimile: 905-319-9408
Attention: Corporate Secretary
     if to the Participant, at the Participant’s last known address on file with the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.
               (b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
               (c) No Rights to Continue Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its affiliates or shall interfere with or restrict in any way the right of the Company or its affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.
               (d) Bound by Plan. By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
               (e) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
               (f) Entire Agreement. This Agreement and the Plan contain the entire agreement and understandings of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.
               (g) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
               (h) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part of this Agreement.
               (i) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

WASTE SERVICES, INC.

By:
Name:	Ivan R. Cairns
Title:	Vice President & Secretary

[Name of Participant]